                                                                    EXHIBIT 25.2
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM T-1

                                ---------------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)
                                    -------

                            ------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO

              (Exact name of trustee as specified in its charter)

       A NATIONAL BANKING ASSOCIATION                          36-0899825
                                                  (I.R.S. Employer Identification No.)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                    60670-0126
  (Address of principal executive offices)                     (Zip code)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (Name, address and telephone number of agent for service)

                            ------------------------

                         JOHN DEERE CAPITAL CORPORATION

              (Exact name of obligor as specified in its charter)

              DELAWARE                           36-2386361
  (State or other jurisdiction of     (I.R.S. Employer Identification
   incorporation or organization)                   No.)

  1 EAST FIRST STREET, SUITE 600,                  89501
              RENO, NV
  (Address of principal executive                (Zip code)
              offices)

                                DEBT SECURITIES
                        (Title of Indenture Securities)

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

ITEM 1.    GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

           (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS
           SUBJECT.

           Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation,
           Washington, D.C., The Board of Governors of the Federal Reserve System, Washington
           D.C.

           (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

           The trustee is authorized to exercise corporate trust powers.

ITEM 2.    AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE,
           DESCRIBE EACH SUCH AFFILIATION.

           No such affiliation exists with the trustee.

ITEM 16.   LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF
           ELIGIBILITY.

           1. A copy of the articles of association of the trustee now in effect.*

           2. A copy of the certificates of authority of the trustee to commence business.*

           3. A copy of the authorization of the trustee to exercise corporate trust powers.*

           4. A copy of the existing by-laws of the trustee.*

           5. Not Applicable.

           6. The consent of the trustee required by Section 321(b) of the Act.

           7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

           8. Not Applicable.

           9. Not Applicable.

    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 11th day of March, 1997.

                                          THE FIRST NATIONAL BANK OF CHICAGO,
                                          TRUSTEE
                                          By        /s/ RICHARD D. MANELLA

                                            ------------------------------------

                                                     Richard D. Manella
                                                       VICE PRESIDENT

* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                                        EXHIBIT 6

                                           THE CONSENT OF THE TRUSTEE REQUIRED
                                               BY SECTION 321(b) OF THE ACT

                                          March 11, 1997

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

    In connection with the qualification of an indenture between John Deere Capital Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                          Very truly yours,

                                          THE FIRST NATIONAL BANK OF CHICAGO

                                          By        /s/ RICHARD D. MANELLA

                                            ------------------------------------

                                                     Richard D. Manella
                                                       VICE PRESIDENT

                                   EXHIBIT 7

Legal Title of Bank:   The First National Bank of Chicago Call Date: 12/31/96
                                                         ST-BK: 17-1630 FFIEC
                                                         031
Address:               One First National Plaza, Ste 0460 Page RC-1
City, State Zip:       Chicago, IL 60670
FDIC Certificate No.:  0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                             C400
                                                                                                          -----------
                                                                             DOLLAR AMOUNTS IN              BIL MIL
                                                                                 THOUSANDS         RCFD      THOU         (
                                                                           ---------------------  ------  -----------  --------
ASSETS
        1.  Cash and balances due from depository institutions (from
              Schedule RC-A):
            a. Noninterest-bearing balances and currency and coin(1).....                          0081   4,586,399    1.a.
            b. Interest-bearing balances(2)..............................                          0071   5,224,838    1.b.
        2.  Securities
            a. Held-to-maturity securities(from Schedule RC-B, column
              A).........................................................                          1754          0     2.a.
            b. Available-for-sale securities (from Schedule RC-B, column
              D).........................................................                          1773   3,335,304    2.b.
        3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and
              Agreement subsidiaries, and in IBFs:
            a. Federal Funds sold........................................                          0276   4,157,626    3.a.
            b. Securities purchased under agreements to resell...........                          0277     96,125     3.b.
        4.  Loans and lease financing receivables:
            a. Loans and leases, net of unearned income (from Schedule
              RC-C)......................................................  RCFD 2122 23,448,929                        4.a.
            b. LESS: Allowance for loan and lease losses.................  RCFD 3123   419,373                         4.b.
            c. LESS: Allocated transfer risk reserve.....................  RCFD 3128         0                         4.c.
            d. Loans and leases, net of unearned income, allowance, and
              reserve (item 4.a minus 4.b and 4.c).......................                          2125   23,029,556   4.d.
        5.  Assets held in trading accounts..............................                          3545   7,888,514    5.
        6.  Premises and fixed assets (including capitalized leases).....                          2145    701,700     6.
        7.  Other real estate owned (from Schedule RC-M).................                          2150     11,061     7.
        8.  Investments in unconsolidated subsidiaries and associated
              companies (from Schedule RC-M).............................                          2130     62,681     8.
        9.  Customers' liability to this bank on acceptances
              outstanding................................................                          2155    480,933     9.
       10.  Intangible assets (from Schedule RC-M).......................                          2143    303,014     10.
       11.  Other assets (from Schedule RC-F)............................                          2160   1,745,155    11.
       12.  Total assets (sum of items 1 through 11).....................                          2170   51,622,906   12.

------------------------------

(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:   The First National Bank of Chicago Call Date: 12/31/96
                                                         ST-BK: 17-1630 FFIEC
                                                         031
Address:               One First National Plaza, Ste 0460 Page RC-2
City, State Zip:       Chicago, IL 60670
FDIC Certificate No.:  0/3/6/1/8

SCHEDULE RC--CONTINUED

                                                                DOLLAR AMOUNTS IN
                                                                    THOUSANDS                       BIL MIL THOU
                                                              ---------------------                ---------------
LIABILITIES
      13.  Deposits:
           a. In domestic offices (sum of totals of columns
             A and C from Schedule RC-E, part 1)............                         RCON 2200       22,032,796     13.a.
           (1) Noninterest-bearing(1).......................  RCON 6631   9,190,670                                 13.a.1
           (2) Interest-bearing.............................  RCON 6636  12,842,126                                 13.a.2
           b. In foreign offices, Edge and Agreement
             subsidiaries, and IBFs (from Schedule RC-E,
             part II).......................................                         RCFN 2200       10,861,857     13.b.
           (1) Noninterest bearing..........................  RCFN 6631     285,745                                 13.b.1
           (2) Interest-bearing.............................  RCFN 6636  10,576,382                                 13.b.2
      14.  Federal funds purchased and securities sold under
             agreements to repurchase in domestic offices of
             the bank and of its Edge and Agreement
             subsidiaries, and in IBFs:
           a. Federal funds purchased.......................                         RCFD 0278        2,639,255     14.a.
           b. Securities sold under agreements to
             repurchase.....................................                         RCFD 0279           66,564     14.b.
      15.  a. Demand notes issued to the U.S. Treasury......                         RCON 2840          121,352     15.a.
           b. Trading Liabilities...........................                         RCFD 3548        5,793,742     15.b.
      16.  Other borrowed money:
           a. With original maturity of one year or less....                         RCFD 2332        2,665,232     16.a.
           b. With originalmaturity of more than one year...                         RCFD 2333           58,105     16.b.
      17.  Mortgage indebtedness and obligations under
             capitalized leases.............................                         RCFD 2910          285,671     17.
      18.  Bank's liability on acceptance executed and
             outstanding....................................                         RCFD 2920          480,933     18.
      19.  Subordinated notes and debentures................                         RCFD 3200        1,400,000     19.
      20.  Other liabilities (from Schedule RC-G)...........                         RCFD 2930        1,199,147     20.
      21.  Total liabilities (sum of items 13 through 20)...                         RCFD 2948       47,604,654     21.
      22.  Limited-Life preferred stock and related
             surplus........................................                         RCFD 3282                0     22.

EQUITY CAPITAL
      23.  Perpetual preferred stock and related surplus....                         RCFD 3838                0     23.
      24.  Common stock.....................................                         RCFD 3230          200,858     24.
      25.  Surplus (exclude all surplus related to preferred
             stock).........................................                         RCFD 3839        2,934,523     25.
      26.  a. Undivided profits and capital reserves........                         RCFD 3632          865,652     26.a.
           b. Net unrealized holding gains (losses) on
             available-for-sale securities..................                         RCFD 8434           18,441     26.b.
      27.  Cumulative foreign currency translation
             adjustments....................................                         RCFD 3284           (1,222)    27.
      28.  Total equity capital (sum of items 23 through
             27)............................................                         RCFD 3210        4,018,252     28.
      29.  Total liabilities, limited-life preferred stock,
             and equity capital (sum of items 21, 22, and
             28)............................................                         RCFD 3300       51,622,906     29.

Memorandum

To be reported only with the March Report of Condition.

                                                      NUMBER
1.  Indicate in the box at the
    right the number of the
    statement below that best
    describes the most
    comprehensive level of
    auditing work performed for
    the bank by independent
    external auditors as of any
    date during 1995 ...... RCFD
    6724                        N/A                               M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

------------------------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.